Exhibit 99.1

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720) 287-3093

Assure Holdings Enters into In-Network Agreement with Aetna Colorado

DENVER, April 28, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that it has signed an agreement (the “Agreement”) with Aetna Colorado (“Aetna”). The Agreement is effective as of May 1, 2021, and allows the Company to provide its neuromonitoring services as an in-network healthcare provider for Aetna in the state of Colorado.

The Agreement will help streamline the Company’s billing and collections process in Colorado by including contracted rates, payment of claims within 45 days, medical necessity conditions and dispute resolution steps. The Agreement includes a right for both parties to terminate the Agreement with 90 days written notice.

“Aetna is one of the largest commercial insurance companies in the U.S., and given our growing network of contracts with this payor, we view them as a strategic partner and look forward to working with them in other markets,” said John A. Farlinger, Assure’s executive chairman and CEO. “Executing this Agreement is another important step forward as Assure further develops an in-network revenue stream.”

Farlinger added, “This Agreement reduces Assure’s risk, minimizes complexity and accelerates payment on cases associated with Aetna Colorado. Few of our IONM peers have the scale or experience to strike similar deals.”

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to: comments with respect to strategies; expectations; planned operations; future actions of the Company; the Company’s growth potential and strategy and the expected effects of the Agreement on the Company’s business and operations. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the Agreement may not streamline the Company’s billing and collections process in Colorado; the Company may not work with Aetna in markets outside Colorado; the Company’s strategy to develop an in-network revenue stream; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com